Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 2, 2009, with respect to the consolidated financial statements and financial statement schedule of American Realty Capital Trust, Inc. as of December 31, 2008 and for the year then ended which is included in this Supplement No. 8 to the Pre-effective Amendment No. 1 to Post-effective Amendment No. 4 to the Registration Statement and Prospectus on Form S-11 (File No. 333-145949). We consent to the use of the aforementioned report in this Registration Statement and Prospectus.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

April 14, 2009